   EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 UNITED STATES CODE SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald C. Grenesko, the Senior Vice President/Finance and Administration of Tribune Company, certify that (i) Tribune Company’s Form 10-Q for the quarter ended March 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the quarter ended March 30, 2003 fairly presents, in all material respects, the financial condition and the results of operations of Tribune Company.

A signed original of this written statement required by Section 906 has been provided to Tribune Company and will be retained by Tribune Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Donald C. Grenesko Donald C. Grenesko Senior Vice President/ Finance and Administration May 9, 2003